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                                                                 Exhibit 10.18

                              ALTRON INCORPORATED
                              -------------------

                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           ADOPTED OCTOBER 22, 1997

RESOLVED:     That this resolution be and hereby is deemed a Stock Option Plan for Non-Employee Directors of the corporation and that pursuant to this Plan each of the following named outside directors of the corporation be and each hereby is granted a number of options set forth opposite their respective names, each option to vest one-third on the anniversary date of this resolution and an additional one-third on each subsequent anniversary date such that by the third year following this resolution all options will be vested.
              Further provided that upon a change of control of the Corporation that all options accelerate and be immediately fully vested and exercisable and the option exercise price is to be the fair market value of the corporation's common stock which is deemed to be the price at the close of business on October 21, 1997 which was $14.75 per share. Said options to contain such further terms as the president in his determination deems appropriate with regard to the following optionees:

                            Thomas M. Claflin, II     15,000 shares
                            Daniel A. Cronin, Jr.     15,000 shares
                            Anthony J. Medaglia, Jr.  15,000 shares